EXHIBIT 10(am)

                              Settlement Agreement
         This Settlement Agreement ("Settlement Agreement") is entered into as of June ___, 2000, and is made by and between Imperial Bank ("Bank"), on the one hand, and Imaging Technologies Corporation, Prima International, Newgen Systems Acquisition Corporation, ITEC Europe Limited, AMT Accel U.K. Limited, McMican Corporation, and Color Solutions, Inc. (collectively, and jointly and severally, "ITEC"), on the other hand. This Settlement Agreement is made with reference to the following facts:

                                    Recitals
                                    --------

A. The Bank and ITEC are parties to that certain litigation currently pending as Case No. 728735 in the Superior Court of the state of California for the County of San Diego, known as Imperial Bank, Plaintiff, v. Imaging Technologies Corporation, et al., Defendants (the "Litigation").

B. The Bank initiated the Litigation against ITEC by filing its original complaint on March 5, 1999. The Bank's complaint in the Litigation alleges causes of action against ITEC for (i) breach of credit agreements; (ii) money lent; (iii) foreclosure of personal property security interest; (iv) appointment of a receiver; and (v) injunctive relief. By order entered August 20, 1999, the court appointed Michael D. Myers (the "Receiver") as an operating receiver for ITEC.

C. ITEC desires: (i) to restructure the Existing Indebtedness (as defined below) but not extinguish, limit or otherwise impair the Bank's security interest in the collateral securing those obligations; and (ii) to repay the Existing Indebtedness in full in accordance with the terms herein. The Bank desires full repayment of the Existing Indebtedness.

D. Based upon each party's independent review of the existing facts, circumstances and legal contentions surrounding ITEC's obligations to the Bank, and subject to all terms of this Settlement Agreement, the parties hereto desire to finally and conclusively settle and compromise all claims between them concerning the subject matter of this Settlement Agreement.

         NOW, THEREFORE, in consideration of (i) the above recitals and the mutual promises contained in this Settlement Agreement; (ii) the execution of this Settlement Agreement and all documents required to be executed in accordance with this Settlement Agreement (including, but not limited to the Stipulated Judgment and mutual release described below (collectively, the "Settlement Documents")); (iii) the satisfaction of all conditions precedent set forth in section V below; and (iv) for other and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

I.       ACKNOWLEDGEMENT OF EXISTING INDEBTEDNESS AND THE LOAN DOCUMENTS.
         ----------------------------------------------------------------

     A. ITEC acknowledges and agrees that ITEC is a party to the following (collectively, the "Loan Documents"): (i) Security and Loan Agreement and an Addendum to Security and Loan Agreement dated as of June 23, 1998, in an amount not to exceed $3,500,000; (ii) Security and Loan Agreement and an Addendum to Security and Loan Agreement dated as of June 23, 1998, in an amount not to exceed $1,000,000; (iii) Security and Loan Agreement and an Addendum to Security and Loan Agreement dated as of June 23, 1998, in an amount not to exceed $2,500,000 (the documents referred to in (i), (ii) and (iii) hereof shall collectively be referred to as the "Loan and Security Agreements"); and (iv) that certain promissory note dated as of June 23, 1998, in the original principal amount of $2,500,000 ("Note").

     B. ITEC and acknowledges and agrees that ITEC agreed to repay all amounts advanced by the Bank to ITEC pursuant to the Loan Documents, together with interest thereon at the applicable rates set forth in the Loan Documents, together with all applicable fees and charges set forth in the Loan Documents.

     C. ITEC acknowledges and agrees that as security for, inter alia, ITEC's obligations under the Loan Documents, ITEC intended to grant and granted to the Bank a first priority security interest in all ITEC's personal property (collectively, the "Collateral") including, but not limited to, accounts, equipment, inventory, intellectual property and general intangibles by the certain Loan and Security Agreements. ITEC warrants and represents that: (i) the security interests granted by the Loan and Security Agreements were granted to secure ITEC's obligations under the Loan Documents; and (ii) ITEC intended that the Loan Documents would provide the Bank with a first priority, duly authorized, valid, binding, continuing and perfected lien on the Collateral granted thereunder. ITEC further acknowledges and agrees that ITEC made, executed and delivered to the Bank, as secured party, UCC-1 Financing Statements (together with all supplements and amendments, the "Financing Statements"), which were duly filed in the office of the California Secretary of State.

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


     D. ITEC and the Bank entered into a Forbearance Agreement dated as of November 4, 1998 (the "Forbearance Agreement"), which provided for an initial forbearance through the close of business on January 15, 1999, subject to certain terms and conditions. The Forbearance Agreement was continued in force and effect pursuant to letter agreements between and among the Bank and ITEC, and has since expired by its terms. The Bank initiated the Litigation by filing its complaint on March 5, 1999.

     E. ITEC acknowledges and agrees that there is presently a balance due, owing and unpaid from ITEC to the Bank under the Loan Documents as of June 2, 2000, in the aggregate principal amount of $4,687,505.80, together with accrued interest thereon, calculated according to the terms and conditions set forth in the Loan Documents, through and including June 2, 2000, in the amount of $360,401.98, together with late fees in the amount of $8,674.83; together with all of the Bank's costs and fees, including attorneys' fees in the amount of $194,832.21, pursuant to the terms of the Loan Documents;

     F. The accrued interest in the foregoing Section I.E was calculated at the non-default rate of interest specified under the Loan Documents. ITEC acknowledges and agrees that interest shall and does continue to accrue, at the default rate of interest set forth in the Loan Documents through the Effective Date of this Settlement Agreement (defined in Section II.C below) (the aggregate amount owed by ITEC to the Bank pursuant to the Loan Documents, including without limitation, all amounts presently due and owing under the Loan and Security Agreements and the Note (including principal, interest, costs and attorneys' fees), together with interest which continues to accrue through the Effective Date of this Settlement Agreement, is hereinafter referred to as the "Existing Indebtedness"); interest shall not accrue after the Effective Date of this Settlement Agreement unless an Event of Default (defined in Section II.G below) has occurred. ITEC acknowledges and agrees that the Bank has the right to charge the default rate of interest under the Loan Documents from March 6, 1999 through the Effective Date of this Settlement Agreement, and further acknowledges and agrees that the Bank has the right to include such default interest in the calculation of the Existing Indebtedness if an Event of Default should occur.

     G. Unless and until ITEC has complied with, and fully satisfied, each and every term and condition of the Settlement Agreement and the Settlement Documents, ITEC remains fully liable to the Bank for the entire amount of the Existing Indebtedness; and

     H. This Settlement Agreement does not constitute an accord, modification, satisfaction, novation, waiver or release by Bank of any obligations between the Bank and any other person or entity other than ITEC.

II.      SETTLEMENT TERMS.
         -----------------

     A. Upon ITEC's performance of all terms and conditions of this Settlement Agreement and the Settlement Documents, ITEC and the Bank hereby agree that ITEC will have fully satisfied its obligations to the Bank owing under the Existing Indebtedness. ITEC hereby acknowledges and agrees that if it fails to comply with each and every obligation imposed by this Settlement Agreement and/or the Settlement Documents, an Event of Default under Section VII of this Settlement Agreement shall occur, and shall entitle the Bank to exercise the remedies set forth in Section VIII below.

     B. ITEC acknowledges and agrees that it is a condition precedent to any obligations of the Bank hereunder that ITEC shall have made the following voluntary payments (each, a "Settlement Deposit" and collectively, the "Settlement Deposits") into a segregated account for the benefit of the Bank, which may be the trust account of the law firm, Feldhake, August and Roquemore, which shall hold said Settlement Deposits for the benefit of the Bank pending execution of this Settlement Agreement by all parties. By executing this Settlement Agreement, ITEC consents to (i) the immediate release of all Settlement Deposits to the Bank on the Effective Date of this Settlement Agreement, and (ii) the application of said Settlement Deposits by the Bank to principal, interest and fees in such order as the Bank deems appropriate in its discretion. The amounts to be paid are as follows:

         1. $450,000 upon execution of the term sheet relating to this Settlement Agreement. The Bank acknowledges that ITEC made this deposit on May 18, 2000.

         2. If the Effective Date of this Settlement Agreement has not occurred by May 31, 2000, and if the parties have consented in writing to extend the date by which the Effective Date of this Settlement Agreement must occur, then on June 1, 2000 ITEC shall make an additional Settlement Deposit in the amount of $150,000 into the same segregated account.

     C. The Effective Date shall be deemed to have occurred when: (i) this Settlement Agreement, the Amended and Restated Security Agreement, and the Stipulated Judgment have been duly executed and delivered in sufficient counterparts to provide fully executed copies of

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

this Settlement Agreement to all parties and fully executed copies of said other Settlement Documents to the Bank; and (ii) ITEC has paid all payments required in Section II.B.

     D. By execution of this Settlement Agreement, ITEC agrees to pay the Existing Indebtedness in full on the following terms:

         1. On the first day of each calendar month, beginning June 1, 2000, ITEC shall make monthly payments to the Bank in the amount of $150,000 per month, which payments shall continue until the Existing Indebtedness has been fully paid.

         2. Absent the Bank's prior written consent, which consent shall not be unreasonably withheld, ITEC shall not sell, liquidate or otherwise dispose of any Bank collateral asset(s) other than in the normal course of business, unless ITEC first provides written certification to the Bank that (i) ITEC will receive fair and adequate consideration for such sale, liquidation or other disposition; (ii) the Bank's collateral will not be diminished by the proposed sale, liquidation or other disposition; and (iii) the Bank shall have a perfected, first priority security interest in all proceeds thereof. ITEC shall execute such documents as may be required by the Bank with respect to the Bank's security interest in such proceeds.

     E.       ITEC shall execute the following Settlement Documents:

         1. A Stipulated Judgment in the principal amount of $4,687,505.80 plus accrued interest and fees through the Effective Date of this Settlement Agreement. The Stipulated Judgment shall include a judgment for possession of the Bank's collateral and shall provide for the appointment of a post-judgment receiver. Michael D. Myers shall be designated as the post-judgment receiver. A copy of the Stipulated Judgment is attached hereto as Exhibit A and incorporated herein by this reference;

         2. An Amended and Restated Security Agreement, a copy of which is attached hereto as Exhibit B and incorporated herein by this reference.

     F. The Stipulated Judgment will be held by the Bank, and will be recorded and executed only in the event ITEC should default on its obligations under the Settlement Agreement and the Settlement Documents, which default is not cured within ten (10) business days after written notice to ITEC and its counsel.

     G. An "Event of Default" shall have occurred if ITEC fails to cure any default under the Settlement Agreement and/or the Settlement Documents within ten (10) business days after written notice to ITEC and its counsel specifying such default(s).

     H. Managerial control and possession of ITEC's assets (except such cash as the Receiver may require for the payment of claims, without liquidation of assets, for normal business operations of the receivership estate from the date of execution of the Term Sheet pertaining to this Settlement Agreement through the Effective Date of this Settlement Agreement, or incurred within thirty (30) days prior to the execution of the Term Sheet, or as otherwise ordered by the court or agreed by the parties) shall be relinquished to ITEC by the Receiver on the Effective Date of this Settlement Agreement. The Receiver shall proceed to file his final report and to obtain a court order discharging him from his duties.

     I. The Bank and ITEC shall stipulate to (i) the Receiver's immediate relinquishment of managerial control and possession of ITEC's assets as set forth above, and (ii) the conditional dismissal of the litigation, to include a retention of jurisdiction for purposes of receiving the Receiver's final report and discharging the Receiver. The conditional dismissal shall be subject to being set aside nunc pro tunc for entry of the Stipulated Judgment in the event of an uncured default, with an automatic dismissal with prejudice provision upon completion of the payment terms set forth herein.

     J. From and after the Effective Date of this Settlement Agreement, provided no Event of Default has occurred hereunder, proceeds of future deposits into the existing sweep account(s) will immediately be transferred to the ITEC general account and will not be used as payment on the Existing Indebtedness.

III.     AFFIRMATIVE COVENANTS.
         ----------------------

     A. By execution of this Settlement Agreement and the Amended and Restated Security Agreement, ITEC reaffirms and ratifies all security interests previously granted to the Bank. From and after the Effective Date of this Settlement Agreement, the terms of the Amended and Restated Security Agreement shall control all such security interests.

     B. ITEC covenants, acknowledges and agrees that the Bank has relied upon the representations and warranties made by ITEC in this Settlement Agreement and that such reliance was and is reasonable.

     C. ITEC covenants and agrees that it shall give written notice to the Bank in reasonable detail of the occurrence of any Event of Default (as defined in section VII) within five (5) business days of such occurrence, or any condition, event or act which, with the giving of notice or the passage of time or both, would constitute an Event of Default under this Settlement Agreement or any of the Settlement Documents.

IV.      REPRESENTATIONS AND WARRANTIES.
         -------------------------------

     A. No representation or warranty of ITEC contained in this Settlement Agreement or in any of the Settlement Documents misstates any material facts or omits to state a material fact, the absence of which makes such representation, warranty or statement misleading.

     B. ITEC has and hereby does represent and warrant that this Settlement Agreement, the Settlement Documents, and ITEC's performance thereunder, do not and will not constitute a breach or otherwise violate any of ITEC's contracts, other obligations or, to the best of ITEC's knowledge, applicable law.

     C. ITEC has and hereby does represent and warrant that ITEC has not received any notice of violation with respect to any order, writ, injunction, decree or demand of any court or other governmental or regulatory authority.

     D. ITEC has and hereby does represent and warrant that ITEC is not bound by any contractual obligation that would adversely affect the ability of ITEC to perform its obligations under this Settlement Agreement or the Settlement Documents.

     E. ITEC has and hereby does represent and warrant that there are no names under which ITEC does business other than the actual and fictitious business names set forth for ITEC in the first paragraph of this Settlement Agreement (identifying the Parties) except as follows: DealSeekers.com.

V.       CONDITIONS PRECEDENT.
--       ---------------------

     A. This Settlement Agreement shall not be binding upon the Bank unless and until the following conditions are precedent ("Conditions Precedent") are met in a timely fashion, or are waived in writing by the Bank:

         1. ITEC shall have executed and delivered this Settlement Agreement and all pertinent Settlement Documents to the Bank by no later than May 31, 2000.

         2.       ITEC shall have made the payments described in Section II.B.

VI.      RELEASE OF CLAIMS.
---      ------------------

     A. As used herein, the term "Released Matters means and refers to any and all claims or conduct arising out of or relating to the origination, negotiation, administration, servicing and/or enforcement of the Loan Documents, including without limitation defaults thereunder, if any, and as to all claims or conduct arising out of or relating to or in any way connected with the Litigation, of whatever kind or nature and whenever or however arising.

     B. Except as expressly provided otherwise in this Settlement Agreement and the Settlement Documents and instruments effectuating same, and as necessary for the full and proper enforcement of this Settlement Agreement, ITEC, for itself, its employees, representatives, shareholders, predecessors, subsidiaries and/or affiliates, parents, successors-in-interest, transferees, assigns, officers, directors, managers, servants, employees, insurers, underwriters, attorneys, partners and agents, now and in the future, and all persons acting by, through, under or in concert with them, hereby release and discharge the Bank and its past, present and future administrators, affiliates, agents, assigns, attorneys, directors, employees, executors, heirs, officers, parents, partners, predecessors, representatives, parents, shareholders, subsidiaries and successors, and each of them; and each of their respective administrators, affiliates, agents, assigns, attorneys, directors, employees, executors, heirs, officers, parents, partners, predecessors, representatives, shareholders, subsidiaries and successors, and each of them; and all persons acting by, through, under or in concert with one or more of them, from any and all manner of actions, liabilities, liens, debts, damages, suits, judgments, executions, demands and claims of any kind, nature and/or description arising out of, related to or in any way connected with the Released Matters.

     C. Except as expressly provided otherwise in this Settlement Agreement and the instruments effectuating same, and as necessary for the full and proper enforcement of this Settlement Agreement, the Bank, for itself, its executors, administrators, employees, representatives, shareholders, predecessors, subsidiaries and/or affiliates, parents, successors-in-interest, transferees, assigns, officers, directors, managers, servants, employees, insurers, underwriters, attorneys, partners and agents, now and in the future, and all persons acting by, through, under or in concert with them, hereby releases and discharges ITEC, its past, present and future administrators, affiliates, agents, assigns, attorneys, directors, employees, executors, heirs, officers, parents, partners, predecessors, representatives, shareholders, subsidiaries and successors, and each of them; and each of their respective administrators, affiliates, agents, assigns, attorneys, directors, employees, executors, heirs, officers, parents, partners, predecessors, representatives, shareholders, subsidiaries and successors, and each of them; and all persons acting by, through, under or in concert with one or more of them, from any and all manner of actions, liabilities, liens, debts, damages, suits, judgments, executions, demands and claims of any kind, nature and/or description arising out of, related to or in any way connected with the Released Matters.

     D. The undersigned, and each of them, understand and have been advised by their legal counsel of the provisions of Section 1542 of the California Civil Code, which provides as follows:

         "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

     E. The undersigned, and each of them, understand and hereby waive the provisions of Civil Code Section 1542 and declare that they realize they may have damages they presently know nothing about and that, as to them, they have been released pursuant to this Mutual Release. The undersigned, and each of them, also declare they understand that the parties they are releasing would not have agreed to compromise their respective claims if this Settlement Agreement did not cover damages and their results which may not yet have manifested themselves or may be unknown to or not anticipated at the present time.

  ___________________      _________________________    _____________________  ________________________________
  Imperial Bank            Imaging Technologies Corp.   Prima International    Newgen Systems Acquisition Corp.

  ___________________      _________________________    _____________________  ________________________________
  ITEC Europe Limited      AMT Accel U.K. Limited       McMican Corporation    Color Solutions, Inc.

     F. NOTWITHSTANDING ANYTHING IN THE FOREGOING PARAGRAPH TO THE CONTRARY, THE RELEASES OF ITEC AND THE BANK PROVIDED FOR HEREIN DO NOT AND SHALL NOT RELATE OR BE DEEMED TO RELATE TO THEIR RESPECTIVE OBLIGATIONS DESCRIBED IN THIS SETTLEMENT AGREEMENT AND THE SETTLEMENT DOCUMENTS.

     G. The undersigned, and each of them, further understand, acknowledge and agree that, except for this Settlement Agreement and the Settlement Documents described herein, the within release is not conditioned upon nor related to any other agreements or future business transactions between the undersigned.

     H. The undersigned, and each of them, represent and warrant that they alone are the owners of the claims hereby compromised and that they have not heretofore assigned or transferred, nor purported to assign or transfer, to any person or entity ("Person") any of the Released Matters. The undersigned, and each of them, further agree to indemnify and hold harmless each other from all liability, claims, demands, damages, costs, expenses, and attorneys fees incurred by any of them as the result of any Person asserting any such assignment or transfer of any rights or claims.

     I. The undersigned, and each of them, represent and warrant that none of the Released Matters is subject to any purported or actual lien, security interest, encumbrance or contractual or other right of any third party, and the undersigned, and each of them, agree to indemnify and hold harmless each other (and each of their affiliates, officers, directors, shareholders, partners, parents, subsidiaries, employees, agents, representatives, attorneys, principals, associates, successors and assigns) from all liability, claims, demands, damages, costs, expenses and attorneys fees incurred by any of them as the result of any Person asserting the existence of any of the foregoing.

VII.     EVENTS OF DEFAULT.
----     ------------------

     A. In addition to any other Events of Default set forth in this Settlement Agreement or in the Settlement Documents, an "Event of Default" shall have occurred if any one or more of the following events occurs which affects, or purports to affect, the Bank's rights or ITEC's obligations under this Settlement Agreement or the Settlement Documents and such event is not cured within ten (10) business days of written notice thereof:

         1. ITEC shall fail to pay when due any payment required under this Settlement Agreement, or fail to perform any covenant, agreement or other obligation contained in this Settlement Agreement or the Settlement Documents; or

         2. Any representation or warranty made under this Settlement Agreement or the Settlement Documents shall prove to be untrue or inaccurate in any material respect as of the date on which such representation or warranty is made or certificate is provided; or

         3. ITEC shall claim that this Settlement Agreement or any of the other Settlement Documents are not legal, valid, binding agreements enforceable against any party executing same, or attempt in any way to terminate or declare ineffective or inoperative any Settlement Document, or in any way whatsoever cease to give or provide the respective liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby; or

         4. ITEC fails to provide the Bank with copies of all SEC filings at the time they are filed; or

         5. ITEC shall do any of the following acts or violate any other term or provision of this Settlement Agreement or the Settlement Documents: (i) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor or liquidator of all or a substantial part of its assets; (ii) file a voluntary petition in bankruptcy court or admit in writing that it is unable to pay its debts as they become due; (iii) make a general assignment for the benefit of creditors; (iv) file a petition or answer seeking reorganization or take advantage of any bankruptcy or insolvency laws; (v) file an answer admitting any of the material allegations of, or consent to, or default in answering a petition filed against them in any bankruptcy, reorganization or insolvency proceeding; or (vi) take any action for the purpose of effecting any of the foregoing; provided, however, that if ITEC is current on its payments to the Bank and is continuing to perform its payment obligations hereunder, an Event of Default under this subparagraph shall not have occurred; or

         6. Any of the following acts or events occur: (i) an order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition seeking reorganization of ITEC; or (ii) an order shall be entered by any court of competent jurisdiction or other competent authority appointing a receiver, custodian, trustee, intervenor or liquidator for ITEC as to all or substantially all of its assets, and such order, judgment or decree shall continue unstead in effect for a period of ninety (90) days; or (iii) an involuntary petition seeking bankruptcy, reorganization or receivership shall be filed against ITEC and order for relief is entered thereon; provided, however, that if ITEC is current on its payments to the Bank and is continuing to perform its payment obligations hereunder, an Event of Default under this subparagraph shall not have occurred.

     B. Upon the occurrence of an Event of Default, the Existing Indebtedness shall be immediately due and payable.

VIII.    REMEDIES.
         ---------

         If an Event of Default shall occur under this Settlement Agreement or the Settlement Documents or any other agreement referenced herein or executed in connection herewith, the Bank may exercise, at its election and without notice of demand, protest or presentment (which notice of demand, protest and presentment is hereby expressly waived), in addition to all the rights and remedies granted to it in this Settlement Agreement or in the Settlement Documents, any or all of the following:

     A. Immediately file an ex parte application with the Court, and the Bank shall be entitled to an order (i) entering the Stipulated Judgment against ITEC for immediate payment of all amounts due and owing under the Loan Documents as quantified by this Settlement Agreement; and (ii) appointing a receiver with respect to any or all of the Collateral pending foreclosure hereunder or for the sale of any or all of the Collateral under the order of a court of competent jurisdiction or under other legal process.

     B. Proceed to enforce payment of the Existing Indebtedness by executing on the Stipulated Judgment provided for herein, and otherwise enforcing its rights hereunder to the maximum extent permitted by law;

     C. Upon the occurrence of any Event of Default, and prior to or after an application by the Bank under Section VIII.B above, and without regard to whether judgment was entered:

         1. The Bank may exercise its rights to declare the Existing Indebtedness immediately due and payable;

         2. The Bank may proceed to enforce payment of the Existing Indebtedness, and exercise any or all of the rights and remedies afforded to the Bank by the California Uniform Commercial Code, the California Civil Code, the California Code of Civil Procedure or otherwise possessed by the Bank including, but not limited to, judicially or non-judicially foreclosing on the

Collateral, and in accordance with Bank's rights under Section 664.6 of the California Code of Civil Procedure;

         3. The Bank may, to the fullest extent permitted by law, (i) sell the Collateral or any interest therein at public or private sale for cash or upon credit and for immediate or future delivery;

         4. Either personally, or by means of a court-appointed receiver, the Bank may enter onto the premises where the Collateral is located and take possession of all or any of the Collateral and exclude therefrom ITEC and all others claiming under ITEC, and perform any acts necessary or appropriate to care for, maintain, preserve and protect the Collateral. In the event the Bank demands or attempts to take possession of the Collateral in the exercise of any rights hereunder, ITEC promises and agrees to turn over promptly and to deliver complete possession thereof to the Bank;

     D. As permitted by law, the Bank may make such payments and do such acts as the Bank may deem necessary to protect its security interest in the Collateral, including, without limitation, paying, purchasing, contesting or compromising any encumbrance, charge or lien which is prior to or superior to the security interests granted hereunder and, in exercising any such powers or authority, to pay all expenses incurred in connection therewith;

     E.         The Bank may notice ITEC's accounts receivable;

     F. The Bank may set-off accounts of ITEC, provided that, the Bank shall only set-off such accounts five (5) business days after either (i) freezing ITEC's Bank Accounts, or (ii) providing notice to ITEC. Upon written confirmation from the Bank's operations department that any account of ITEC has been frozen at the Bank's request, the Bank shall send notice by facsimile of the action taken, but the Bank shall not be responsible if the facsimile is not received;

     G. To the fullest extent provided by law, obtain specific performance by ITEC of any covenant or undertaking of ITEC herein;

     H. Enforce any of the rights and remedies available to it under this Settlement Agreement or the Settlement Documents, or according to applicable law.

         All rights and remedies granted to the Bank hereunder are cumulative, and the Bank shall have the right to exercise any one or more of such rights and remedies alternatively, successively or concurrently as the Bank may in its sole and absolute discretion, deem advisable.

IX.      REVIVAL CLAUSE.
         ---------------

         Notwithstanding any provision in this Settlement Agreement to the contrary, this Settlement Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against ITEC for liquidation or reorganization, should ITEC become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of ITEC's property and assets, and shall continue to be effective or be reinstated, as the case may be, if ITEC's performance under the Settlement Agreement, or the incurring of any debt or the payment of money or transfer of property made to the Bank by or on behalf of ITEC, should for any reason subsequently be declared to be "fraudulent" and/or "preferential" and/or "voidable" within the meaning of any applicable state or federal law relating to creditor's rights, including, without limitation, fraudulent conveyances, fraudulent transfers, preferences or otherwise voidable or recoverable payments of money or transfers of property, in whole or in part, for any reason (collectively, "Voidable Transfers") under the Bankruptcy Code or any other federal or state law. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Existing Indebtedness shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned. In the event that this Settlement Agreement or any of the Settlement Documents should be determined to constitute a Voidable Transfer, the liability of ITEC under the Loan Documents and all of Bank's rights and remedies under the Loan Documents, shall automatically be revived, reinstated and restored and shall exist as though such Voidable Transfer had never been made.

X.       NOTICE.
         -------

         All notices to the Bank shall be addressed as follows:

         To:      Imperial Bank
                  9920 South La Cienega Boulevard, Suite 623
                  Inglewood, California  90301
                  Attention:  Mr. Larry King
                  Telephone:  (310) 417-5977
                  Telecopier: (310) 338-6160

         Copy:    Pillsbury Madison & Sutro LLP
                  101 W. Broadway, Suite 1800
                  San Diego, California  92101
                  Fax No.: (619) 236-1995
                  Attn:    Sue J. Hodges, Esq.

         All notices to ITEC shall be addressed as follows:

         To:      Imaging Technologies Corporation
                  15175 Innovation Drive
                  San Diego, California  92128
                  Attention:  President and General Counsel
                  Telephone:  (858) 613-1300
                  Telecopier: (858) 207-6505

         Copy:    Feldhake, August & Roquemore
                  600 Anton, Suite 1730
                  Costa Mesa, California  92626
                  Telephone:  (714) 438-3885
                  Telecopier:  (714) 438-3888
                  Attn:    Lisa Roquemore, Esq.

         Unless otherwise specifically provided herein, all notices, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms hereof to be given shall be in writing, and any such notice shall become effective five (5) business days after being deposited in the mails, certified or registered, with appropriate postage prepaid for first-class mail or, if delivered by hand or in the form of a telex or telegram or by telecopy, when received, and shall be directed to the address or telecopier number set forth above. From time to time any party hereto may designate a new address for purposes of notice hereunder by notice to the other party hereto.

XI.      AUTHORITY.
         ----------

         Each party hereto represents and warrants to each other party that (i) it has authority to execute this Settlement Agreement and the Settlement Documents; (ii) the execution, delivery and performance of this Settlement Agreement and the Settlement Documents does not require the consent or approval of any person, entity, governmental body, trust, trustor or other authority;
(iii) this Settlement Agreement and the Settlement Documents are valid, binding and legal obligations of the undersigned enforceable in accordance with their terms, and do not contravene or conflict with any other agreement, indenture or undertaking to which any party hereto is a party; (iv) each party hereto is the sole and lawful owner of all right, title, and interest in and to every claim and other matter which the party purports to settle or compromise herein; and
(v) no assignment or pledge of the claims which are the subject matter of this Settlement Agreement has been made, and no attorney, person, persons, entity, entities, creditor and/or judgment creditor has a lien upon any cause of action described in the Litigation, or has taken any action to obtain such a lien. Each party hereto agrees to indemnify and forever hold each other harmless from any loss arising from the express breach of the warranties set forth herein by any attorney, person, persons, entity or entities, creditor or judgment creditor, whether by way of subrogation, assignment, pledge or otherwise of a claim or claims covering the subject matter of this Settlement Agreement.

XII.     PAYMENT OF EXPENSES.
         --------------------

         In the event any action (whether or not in a court proceeding) shall be required to interpret, implement, modify, or enforce the terms and provisions of this Settlement Agreement and/or the Settlement Documents, or to declare rights under same, the prevailing party in such action shall recover from the losing party all of its fees and costs, including, but not limited to, the reasonable attorneys' fees and costs (if applicable) of the prevailing party's outside counsel and the allocated costs of such party's in-house counsel.

XIII.    GOVERNING LAW.
         --------------

         This Settlement Agreement shall be construed and interpreted in accordance with and shall be governed by the laws of the State of California except as they may be preempted by federal law.

XIV.     SUCCESSORS AND ASSIGNS.
         -----------------------

         This Settlement Agreement and the Settlement Documents shall be binding on and inure to the benefit of all of the parties hereto, and upon the heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, and each of them; provided, however, that ITEC shall not transfer or assign its rights and obligations under this Settlement Agreement or any of the Settlement Documents without the prior express written consent of the Bank, which consent may be withheld for any reason whatsoever, and any transfer or assignment without such consent shall be void. Except as provided for herein, the Bank may sell, transfer, negotiate, assign or grant participations in all or a portion of its rights in the Note, in this Settlement Agreement, and in the Settlement Documents to any person or entity without prior notice to ITEC, provided, however, that any such assignee shall be bound by the terms and provisions of this Settlement Agreement and the Settlement Documents.

XV.      COMPLETE AGREEMENT OF THE PARTIES.
         ----------------------------------

         This Settlement Agreement and the Settlement Documents constitute the entire agreement between the Bank and ITEC arising out of, related to or connected with the subject matter of this Settlement Agreement. Any supplements, modifications, waivers or terminations of this Settlement Agreement and/or the Settlement Documents shall not be binding unless executed in writing by the parties to be bound thereby. No waiver of any provision of this Settlement Agreement and/or the Settlement Documents shall constitute a waiver of any other provisions of this Settlement Agreement and/or the Settlement Documents (whether similar or not), nor shall such waiver constitute a continuing waiver unless otherwise expressly so provide.

XVI.     EXECUTION IN COUNTERPARTS.
         --------------------------

         This Settlement Agreement may be executed in any number of counterparts each of which, when so executed and delivered, shall be deemed an original, and all of which together shall constitute but one and the same agreement.

XVII.    SEVERABILITY.
         -------------

         In the event that any term or provision of this Settlement Agreement contradicts any term or provision of any other document, instrument or agreement between the parties, including, but not limited to, any of the Settlement Documents, the terms of this Settlement Agreement shall control. If any provision of this Settlement Agreement shall be invalid, illegal or otherwise unenforceable, such provision shall be severable from all other provisions of this Settlement Agreement, and the validity, legality and enforceability of the remaining provisions of this Settlement Agreement shall not be adversely affected or impaired, and shall thereby remain in full force and effect unless the effect thereof would materially alter the benefits and/or burdens of this Settlement Agreement to the Bank and/or ITEC.

XVIII.   HEADINGS.
         ---------

         All headings contained herein are for convenience purposes only, and shall not be considered when interpreting this Settlement Agreement.

XIX.     CONTINUING COOPERATION.
         -----------------------

         The parties hereto shall cooperate with each other in carrying out the intent of this Settlement Agreement and executing all documents, pleadings and agreements as are reasonably required to effectuate the terms of this Settlement Agreement.

XX.      CONSULTATION WITH COUNSEL.
         --------------------------

         Each party hereto acknowledges that (i) it has been represented by counsel of its own choice at each stage in the negotiation of this Settlement Agreement and the Settlement Documents, and during the prosecution of the Litigation; (ii) it has relied solely on such counsel's advice throughout all of the negotiations which preceded the execution of this Settlement Agreement and the Settlement Documents, and in connection with the preparation and execution of this Settlement Agreement and the Settlement Documents; (iii) such counsel has read and approved this Settlement Agreement and the Settlement Documents;
(iv) such counsel has advised such party concerning the validity and effectiveness of this Settlement Agreement and the Settlement Documents, and the transactions to be consummated in accordance therewith; and (v) each party hereto is freely and voluntarily entering into this Settlement Agreement and the Settlement Documents.

AGREED AND ACCEPTED:

                                     IMAGING TECHNOLOGIES CORPORATION

                                     By:____________________________________
                                     Title:___________________________________

                                     PRIMA INTERNATIONAL

                                     By:____________________________________
                                     Title:___________________________________

                                     NEWGEN SYSTEMS ACQUISITIONS CORPORATION

                                     By:____________________________________
                                     Title:___________________________________

                                     ITEC EUROPE LIMITED

                                     By:___________________________________
                                     Title:__________________________________

                                     AMT ACCEL UK LIMITED

                                     By:___________________________________
                                     Title:_________________________________

                                     MCMICAN CORPORATION

                                     By:___________________________________
                                     Title:__________________________________

                                     COLOR SOLUTIONS, INC.

                                     By:__________________________________
                                     Title:_________________________________

                                     IMPERIAL BANK

                                     By:___________________________________
                                     Title:__________________________________


APPROVED AS TO FORM:

                                     PILLSBURY MADISON & SUTRO LLP

                                     By:_____________________________
                                              Attorneys for Imperial Bank

                                     FELDHAKE, AUGUST & ROQUEMORE

                                     By:______________________________
                                              Attorneys for
                                     Imaging Technologies
                                     Corporation, Prima
                                     International, Newgen
                                     Systems Acquisitions
                                     Corporation, ITEC Europe
                                     Limited, AMT Accel UK
                                     Limited, McMican
                                     Corporation, and Color
                                     Solutions, Inc.